Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-235339
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Ordinary Shares, $0.00001 par value	7,705,000(2)	$15.00	$115,575,000	$12,609.24

(1)
Calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). The fee payable in connection with the offering of ordinary shares pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act.

(2)
Equals the aggregate number of ordinary shares to be registered hereunder and includes 1,005,000 ordinary shares that may be offered and sold pursuant to the exercise in full of the underwriters’ option to purchase additional ordinary shares.

Prospectus Supplement
(To Prospectus dated December 3, 2019)
6,700,000 Ordinary Shares

We are offering 6,700,000 ordinary shares. Our ordinary shares are listed on The Nasdaq Global Market under the symbol “TBPH.” The last reported sale price of our ordinary shares on The Nasdaq Global Market on June 24, 2021 was $17.10.
Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.
	Per share	Total
Public offering price	$15.00	$100,500,000
Underwriting discounts and commissions(1)	$0.90	$6,030,000
Proceeds, before expenses, to us	$14.10	$94,470,000

(1)
See “Underwriters” for additional disclosure regarding underwriting discounts, commissions and estimated expenses.

We have granted the underwriters an option to purchase up to an additional 1,005,000 ordinary shares from us at the public offering price, less underwriting discounts and commissions. The underwriters may exercise this right at any time, in whole or in part, within 30 days following the date of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the ordinary shares against payment on or about June 29, 2021.
SVB Leerink	Evercore	Credit Suisse
H.C. Wainwright & Co.
The date of this prospectus supplement is June 24, 2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS
On December 3, 2019, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-235339) utilizing an automatic shelf registration process relating to the securities described in this prospectus supplement. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus.
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, the information in this prospectus supplement controls.
We have not, and the underwriters have not, authorized anyone to provide you with different information than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you. We and they take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered to you, including any information incorporated by reference, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read the prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any related free writing prospectus when making your investment decision.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus are a part, while others are incorporated by reference from our previously filed periodic reports or the description of our ordinary shares contained in the Registration Statement No. 001-36033 on Form 10, which became effective on May 14, 2014, including any amendment or report filed for the purpose of updating such description, and amendments thereto, including their exhibits, and you may obtain copies of these documents as described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”
We have not taken any action to permit an offering of our ordinary shares outside the United States or to permit the possession or distribution of this prospectus supplement or the accompanying prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement and/or the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our ordinary shares and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.
In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, the terms “Theravance Biopharma,” “Theravance,” “company,” “we,” “our,” and “us” refer to Theravance Biopharma, Inc. and its consolidated subsidiaries.
We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference contain references to trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks or trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve substantial risks, uncertainties and assumptions. All statements in this prospectus supplement, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future financial performance, the impact of the ongoing coronavirus, or COVID-19 pandemic on our business, prospects, plans, intentions, designs, expectations, objectives and this offering (including the anticipated use of the net proceeds therefrom) could be forward-looking statements. The words “aim,” “anticipates,” “assume,” “believes,” “contemplates,” “continue,” “could,” “designed,” “developed,” “drive,” “estimates,” “expects,” “forecast,” “goal,” “indicate,” “intends,” “may,” “mission,” “opportunities,” “plans,” “possible,” “potential,” “predicts,” “projects,” “pursuing,” “represents,” “seeks,” “should,” “suggest,” “target,” “will,” “would” and similar expressions (including the negatives thereof) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements reflect our current views with respect to future events or our future financial performance, are based on assumptions, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We may not actually achieve the plans, intentions, expectations or objectives disclosed in our forward-looking statements and the assumptions underlying our forward-looking statements may prove incorrect. Therefore, you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and objectives disclosed in the forward-looking statements that we make.
Factors that we believe could cause actual results or events to differ materially from our forward-looking statements include, but are not limited to, those discussed in the “Risk Factors” sections of this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and those discussed elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein and therein by reference. Our forward-looking statements in this prospectus supplement are based on current expectations and we do not assume any obligation to update any forward-looking statements. In addition, while we expect the effects of COVID-19 to continue to adversely impact our business operations and financial results, the extent of the impact on our ability to generate revenue from YUPELRI® (revefenacin), our clinical development programs (including but not limited to our later stage clinical programs for izencitinib and ampreloxetine), and the value of and market for our ordinary shares, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time. These potential future developments include, but are not limited to, the ultimate duration of the COVID-19 pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and in other countries, other measures taken by us and those we work with to help protect individuals from contracting COVID-19, and the effectiveness of actions taken globally to contain and treat the disease, including vaccine availability, distribution, acceptance and effectiveness.

SUMMARY
Overview
We are a diversified biopharmaceutical company primarily focused on the discovery, development and commercialization of organ-selective medicines. Our purpose is to create transformational medicines to improve the lives of patients suffering from serious illnesses. Our research is focused in the areas of inflammation and immunology.
In pursuit of our purpose, we apply insights and innovation at each stage of our business and utilize our internal capabilities and those of partners around the world. We apply organ-selective expertise to biologically compelling targets to discover and develop medicines designed to treat underserved localized diseases and to limit systemic exposure, in order to maximize patient benefit and minimize risk. These efforts leverage years of experience in developing lung-selective medicines to treat respiratory disease, including the United States (“US”) Food and Drug Administration (the “FDA”) approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (“COPD”). Our pipeline of internally discovered programs is targeted to address significant patient needs.
We have an economic interest in potential future payments from Glaxo Group or one of its affiliates (“GSK”) pursuant to its agreements with Innoviva, Inc. (“Innoviva”) relating to certain programs, including TRELEGY.
Our Programs
The table below summarizes the status of our approved product and our other product candidates in development. The table also includes the status of the respiratory programs in which we have an economic interest and for which GSK is responsible pursuant to agreements between Innoviva and GSK (“GSK-Partnered Respiratory Programs”). These programs consist primarily of the TRELEGY program. We have an economic interest in these programs through our interest in Theravance Respiratory Company, LLC (“TRC”), a limited liability company managed by Innoviva. The status of all GSK-Partnered Respiratory Programs referenced in this prospectus supplement are based solely upon publicly available information and may not reflect the most recent developments under the programs.2

(1)
TBPH estimate derived from integrating multiple data sources.

(2)
We hold an 85% economic interest in upward-tiering royalty stream of 6.5% – 10% payable by GSK (net of TRC expenses paid and the amount of cash, if any, expected to be used by TRC pursuant to the TRC Agreement over the next four fiscal quarters). 75% of TRC royalties received is pledged to service outstanding notes, and 25% of royalties received are retained by us. All statements concerning TRELEGY are based on publicly available information.

Glossary of Defined Terms used in Table Above:
COPD:   Chronic Obstructive Pulmonary Disease;
CD:   Crohn’s Disease;
FF:   Fluticasone Furoate;
JAKi:   Janus Kinase Inhibitor;
LAMA:   Long-Acting Muscarinic Antagonist;
nOH:   Neurogenic Orthostatic Hypotension;
NRI:   Norepinephrine Reuptake Inhibitor;
UC:   Ulcerative Colitis;
UMEC:   Umeclidinium; and
VI:   Vilanterol
Recent Developments

Nezulcitinib

In June 2021, we announced top-line results from our Phase 2 study of 3 mg once-daily nezulcitinib compared to placebo, each in combination with standard of care, which generally included steroids. Nezulcitinib is an investigational, inhaled, lung-selective, pan-Janus kinase inhibitor in development for hospitalized patients with confirmed COVID-19 associated acute lung injury and impaired oxygenation. The study did not meet the primary endpoint of number of Respiratory Failure-Free Days from randomization through Day 28 in the intent-to-treat population. The study also did not meet secondary endpoints, with no difference shown in change from baseline at Day 7 in SaO2/FiO2 ratio, proportion of patients in each category of the eight-point Clinical Status scale, or proportion of patients alive and respiratory failure-free at Day 28. However, nezulcitinib demonstrated a favorable trend in improvement when compared to placebo for 28-day all-cause mortality. In addition, in a post-hoc analysis of patients for which baseline C-reactive protein (“CRP”) data was available, in patients with CRP <150 mg/L, there was an improvement in those treated with nezulcitinib when compared to placebo in 28-day all-cause mortality and in time to recovery while there was no difference in these outcomes in patients with CRP >150 mg/L. Nezulcitinib was generally well-tolerated.

Theravance Respiratory Company, LLC (“TRC”)

Pursuant to the terms of the Limited Liability Company Agreement (the “LLC Agreement”) of Theravance Respiratory Company, LLC, Innoviva, Inc. (“Innoviva”), the manager of TRC, is required to deliver to Theravance Biopharma, Inc. or its affiliates who are members (“we,” “us” or the “Company”) a draft quarterly financial plan 30 days prior to the end of each fiscal quarter covering the next fiscal quarter. On June 2, 2021 we received from Innoviva the draft TRC quarterly financial plan for the quarter ending September 30, 2021. The draft financial plan noted that Innoviva intends to invest TRC funds into two private companies and incur significant fees and costs associated with these possible investments. If, as reflected in the draft plan, TRC withholds funds to make these contemplated investments and incurs the associated fees and costs as well as the other costs identified in the plan, any distributions by TRC to its members in the third quarter of 2021 will be reduced substantially.
We have provided comments to TRC regarding these proposed actions by TRC with Innoviva, and we have objected to the withholding of funds by TRC for these and similar investments. While the LLC Agreement provides that Innoviva must consider in good faith any comments the Company provides, the financial plan will become effective 30 days after the draft plan was provided to us.

Our objections with regard to this draft TRC quarterly plan or other actions by TRC could result in additional legal proceedings between us, TRC and Innoviva, as was the case when we initiated arbitration proceedings against Innoviva and TRC in May 2019 and again in May 2020. Any such legal proceedings could divert the attention of management and cause us to incur significant costs, regardless of the outcome, which we cannot predict. If such proceedings were pursued, there can be no assurance that they would result in us receiving additional distributions from TRC. An adverse result could materially and adversely affect the funds that our affiliates would otherwise expect to receive from TRC in the future.
Corporate Information
Theravance Biopharma was incorporated in the Cayman Islands in July 2013 under the name Theravance Biopharma, Inc. Our registered office address in the Cayman Islands is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the address of our wholly-owned US operating subsidiary Theravance Biopharma US, Inc. is 901 Gateway Boulevard, South San Francisco, California 94080. Our telephone number is (650) 808-6000 and our corporate website address is www.theravance.com. Information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only. While Theravance Biopharma is incorporated under Cayman Islands law, Theravance Biopharma became an Irish tax resident effective July 1, 2015. The address of our wholly-owned Irish operating subsidiary, Theravance Biopharma Ireland Limited, is Connaught House, Burlington Road, Dublin 4, Ireland.

THE OFFERING
Ordinary shares offered by us
6,700,000 ordinary shares
Option to purchase additional ordinary shares
1,005,000 ordinary shares
Ordinary shares to be outstanding immediately after this offering
71,917,940 ordinary shares (or 72,922,940 ordinary shares if the underwriters exercise their option to purchase additional ordinary shares in full)
Use of Proceeds
The net proceeds from this offering are estimated to be approximately $94.0 million (or $108.2 million if the underwriters exercise their option to purchase additional ordinary shares in full), after deducting underwriting discounts and commissions and estimated offering expenses.
We intend to use the net proceeds from this offering for general corporate purposes, including further development of (1) our norepinephrine reuptake inhibitor ampreloxetine, which is in a Phase 3 clinical program for neurogenic orthostatic hypotension and (2) our gut-selective pan-JAK inhibitor izencitinib, which is in a Phase 2b/3 clinical program for ulcerative colitis and Phase 2 clinical program for Crohn’s disease. Any remaining net proceeds will be used for the advancement of our other clinical and preclinical product candidates, working capital and acquisitions of technology or drug candidates. See “Use of Proceeds” for additional information.
Risk Factors
You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement and all other information incorporated by reference into this prospectus supplement before deciding to invest in our ordinary shares.
The Nasdaq Global Market Symbol
“TBPH”
The number of ordinary shares shown above to be outstanding after this offering is based on 65,217,940 shares outstanding as of March 31, 2021, and excludes (each as of March 31, 2021):
•
3,289,428 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares having a weighted-average exercise price of $24.5063 per share;

•
5,539,671 ordinary shares reserved for issuance pursuant to future awards under our 2013 Equity Incentive Award Plan, and any addendums thereto, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan (which reserve includes 336,910 shares subject to equity awards issued subsequent to March 31, 2021 through June 21, 2021);

•
203,261 ordinary shares reserved for future issuance under our 2014 New Employee Equity Incentive Plan;

•
2,932,885 ordinary shares reserved for issuance pursuant to future awards under our 2013 Employee Share Purchase Plan, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan;

•
6,135,878 ordinary shares issuable upon vesting of outstanding restricted stock units (“RSUs”); and

•
any ordinary shares issuable upon conversion of our outstanding 3.25% Convertible Senior Notes due 2023 with an outstanding aggregate principal amount of $230.0 million and having an initial conversion rate of 29.0276 ordinary shares for each $1,000 principal amount of notes, as adjusted from time to time pursuant to the provisions of the indenture covering such notes.
In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes:
•
no exercise of the outstanding options described above;

•
no settlement of the outstanding RSUs described above; and

•
no exercise of the underwriters’ option to purchase additional ordinary shares.

SUMMARY FINANCIAL DATA
The following tables set forth a summary of our historical financial data as of and for the periods presented. The summary historical financial data as of December 31, 2020, 2019 and 2018 and for each of the three years in the period ended December 31, 2020 have been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference. The summary financial data for the three months ended March 31, 2021 and 2020 and as of March 31, 2021 have been derived from our unaudited condensed financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which is incorporated herein by reference. The unaudited condensed financial data have been prepared on a basis consistent with our audited financial statements, and in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. Historical results are not necessarily indicative of the results to be expected in the future and our interim results are not necessarily indicative of results to be expected for the full year or any other period.
The information below should be read in conjunction with (i) our financial statements (and notes thereto) contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and our unaudited condensed financial statements (and notes thereto) contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 in our Annual Report on Form 10-K for the year ended December 31, 2020, and Part I, Item 2 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, each incorporated herein by reference.
	Year Ended December 31,			Three Months Ended March 31,
	2020	2019	2018	2021	2020
	(In thousands, except per share data)
Consolidated Statements of Operations Data:
Revenue:
Product sales	$—	$—	$15,304	$—	$—
Collaboration revenue	26,464	31,250	41,791	3,872	6,632
Licensing revenue	1,500	28,500	—	—	1,500
Viatris collaboration agreement	43,893	13,664	3,275	10,385	11,730
Total revenue	71,857	73,414	60,370	14,257	19,862
Costs and expenses:
Cost of goods sold	—	—	715	—	—
Research and development(1)	260,953	219,248	201,348	67,599	66,013
Selling, general and administrative(1)	108,661	106,081	97,058	30,550	26,325
Total costs and expenses	369,614	325,329	299,121	98,149	92,338
Loss from operations	(297,757)	(251,915)	(238,751)	(83,892)	(72,476)
Income from investment in TRC, LLC	68,438	33,705	11,182	16,547	13,515
Interest expense	(44,585)	(31,862)	(10,482)	(11,873)	(9,941)
Loss on extinguishment of debt	(15,464)	—	—	—	(15,464)
Interest and other income (loss), net	2,831	8,395	11,966	(234)	1,460
Loss before income taxes	(286,537)	(241,677)	(226,085)	(79,452)	(82,906)
Provision for income tax benefit	8,520	5,222	10,561	(227)	(147)
Net loss	$(278,017)	$(236,455)	$(215,524)	$(79,679)	$(83,053)
Net loss per share:
Basic and diluted net loss per share	$(4.46)	$(4.25)	$(3.99)	$(1.24)	$(1.40)
Shares used to compute basic and diluted net loss per share	62,345	55,610	53,969	64,493	59,463

(1)
Amounts include share-based compensation expense as follows:

	Year Ended December 31,			Three Months Ended March 31,
	2020	2019	2018	2021	2020
Research and development	$31,294	$28,953	$25,563	$7,921	$7,865
Selling, general and administrative	31,682	31,497	25,750	7,911	7,411
Total share-based compensation expense	$62,976	$60,450	$51,313	$15,832	$15,276
	As of
	December 31,			March 31, 2021
	2020	2019	2018
	(In thousands)
Consolidated Balance Sheets Data:
Cash, cash equivalents and marketable securities	$292,941	$285,816	$517,145	$209,968
Working capital(1)	269,770	226,785	434,269	206,579
Total assets	469,057	408,826	560,235	375,108
Convertible senior notes due 2023, net	226,963	225,890	224,818	227,230
Non-recourse notes due 2035, net(2)	372,873	—	—	375,181
Non-recourse notes due 2033, net(2)	—	219,300	229,535	—
Accumulated deficit	(1,526,617)	(1,248,600)	(1,012,145)	(1,606,296)
Total shareholders’ deficit	(303,751)	(233,840)	(51,589)	(373,218)

(1)
Working capital is defined as total current assets less total current liabilities.

(2)
Amounts exclude current portion of such liability.

RISK FACTORS
Investing in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering, which may be amended, supplemented or superseded by other reports we subsequently file with the SEC and that are incorporated by reference herein. If any of these risks actually occur, it may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our ordinary shares could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. Please also read carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
RELATING TO THIS OFFERING
Our management team may invest or spend the net proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of the net proceeds from this offering. We intend to use the net proceeds from this offering for general corporate purposes, including further development of (1) our norepinephrine reuptake inhibitor ampreloxetine, which is in a Phase 3 clinical program for neurogenic orthostatic hypotension and (2) our gut-selective pan-JAK inhibitor izencitinib, which is in a Phase 2b/3 clinical program for ulcerative colitis and Phase 2 clinical program for Crohn’s disease. Any remaining net proceeds will be used for the advancement of our other clinical and preclinical product candidates, working capital and acquisitions of technology or drug candidates. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our ordinary shares.
If you purchase our ordinary shares in this offering, you will suffer immediate dilution of your investment.
The public offering price of our ordinary shares in this offering is substantially higher than the as adjusted net tangible book value per ordinary share. Therefore, if you purchase our ordinary shares in this offering, you will pay a price per share that substantially exceeds our as adjusted net tangible book value per share after this offering. Based on the public offering price, you will experience immediate dilution of $18.89 per share, representing the difference between our as adjusted net tangible book value per share after this offering and the public offering price. In addition, to the extent outstanding options or warrants to purchase ordinary shares are exercised or restricted stock units are settled in ordinary shares, or if our outstanding convertible senior notes are settled in shares, there will be further dilution to investors in this offering. In addition, if the underwriters exercise their option to purchase additional ordinary shares in full, or if we issued additional equity securities, you will experience additional dilution. See “Dilution” for a more detailed description of the dilution to investors in the offering.
You may experience future dilution as a result of future equity or equity-linked offerings.
In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.
If a United States person is treated as owning at least 10% of our ordinary shares, such United States person may be subject to adverse U.S. federal income tax consequences.
For U.S. federal income tax purposes, if a United States person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our ordinary shares, such U.S. holder will be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group (if any). Because our group includes at least one U.S. subsidiary, our non-U.S. subsidiary and any non-U.S. subsidiaries we were to form or acquire in the future generally would be treated as controlled foreign corporations. A United States shareholder of a controlled foreign corporation will be required to annually report and include in its U.S. taxable income its pro rata share of “subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally will not be allowed certain tax deductions or foreign tax credits that are available to a United States shareholder that is a domestic corporation. Failure to comply with such reporting obligations may subject a holder of our ordinary shares that is a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to your U.S. federal income tax return for the year for which reporting was due from starting. Holders of our ordinary shares that are United States persons should consult their tax advisors regarding the potential application of these rules to their investment in our ordinary shares.

USE OF PROCEEDS
We estimate that our net proceeds from the sale of the ordinary shares that we are offering will be approximately $94.0 million, or approximately $108.2 million if the underwriters exercise in full their option to purchase additional ordinary shares, after deducting underwriting discounts and commissions and estimated offering expenses.
We intend to use the net proceeds from this offering for general corporate purposes, including further development of (1) our norepinephrine reuptake inhibitor ampreloxetine, which is in a Phase 3 clinical program for neurogenic orthostatic hypotension and (2) our gut-selective pan-JAK inhibitor izencitinib, which is in a Phase 2b/3 clinical program for ulcerative colitis and Phase 2 clinical program for Crohn’s disease. Any remaining net proceeds will be used for the advancement of our other clinical and preclinical product candidates, working capital and acquisitions of technology or drug candidates. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. Pending the application of the net proceeds for these purposes, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DIVIDEND POLICY
We have never declared or paid cash dividends and do not intend to declare or pay cash dividends on our ordinary shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors the board deems relevant.

DILUTION
Our net tangible book value as of March 31, 2021 was approximately $(373.4) million, or $(5.73) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of our ordinary shares outstanding as of March 31, 2021. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of ordinary shares in this offering and the net tangible book value per share of our ordinary shares immediately after this offering.
After giving effect to the receipt of the net proceeds from our sale of 6,700,000 ordinary shares in this offering at the public offering price, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been approximately $(279.3) million, or $(3.89) per share. This represents an immediate increase in net tangible book value of $1.84 per share to existing shareholders. Investors purchasing our ordinary shares in this offering will have paid $18.89 more than the as adjusted net tangible book value per share after this offering. The following table illustrates this on a per share basis:
Public offering price per share		$15.00
Net tangible book value per share as of March 31, 2021	$(5.73)
Increase per share attributable to new investors	1.84
As-adjusted net tangible book value per share after this offering		(3.89)
Dilution per share to new investors		$18.89
If the underwriters exercise their option to purchase 1,005,000 additional ordinary shares in full, the as adjusted net tangible book value per share immediately after this offering would be $(3.64) per share, representing an increase to existing stockholders of $2.09 per share, and immediate dilution of $18.64 per share to new investors in this offering.
The above discussion and table above excludes (each as of March 31, 2021):
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3,289,428 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares as of March 31, 2021 having a weighted-average exercise price of $24.5063 per share;

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5,539,671 ordinary shares reserved for issuance pursuant to future awards under our 2013 Equity Incentive Award Plan, and any addendums thereto, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan (which reserve includes 336,910 shares subject to equity awards issued subsequent to March 31, 2021 through June 21, 2021);

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203,261 ordinary shares reserved for future issuance under our 2014 New Employee Equity Incentive Plan;

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2,932,885 ordinary shares reserved for issuance pursuant to future awards under our 2013 Employee Share Purchase Plan, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan;

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6,135,878 ordinary shares issuable upon vesting of outstanding restricted stock units; and

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any ordinary shares issuable upon conversion of the Company’s outstanding 3.25% Convertible Senior Notes due 2023 with an outstanding aggregate principal amount of $230.0 million and having an initial conversion rate of 29.0276 ordinary shares for each $1,000 principal amount of notes, as adjusted from time to time pursuant to the provisions of the indenture covering such notes.

To the extent that options outstanding as of March 31, 2021 have been or may be exercised or other shares issued, investors purchasing our ordinary shares in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

MATERIAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF ORDINARY SHARES
This summary is for general information only and is not intended to constitute a complete description of all tax consequences relating to the ownership and disposition of our ordinary shares. Prospective holders of our ordinary shares should refer to disclosures with respect to other tax matters in documents incorporated by reference into this prospectus supplement and consult with their tax advisors regarding the tax consequences to them (including the application and effect of any state, local, foreign income and other tax laws) of the ownership and disposition of our ordinary shares under the laws of their country of residence, citizenship or domicile.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS OF ORDINARY SHARES
The following summary discusses material U.S. federal income tax consequences of the ownership and disposition by “U.S. Holders” (as defined below) of our ordinary shares, as described below, who acquire our ordinary shares in this offering and who hold our ordinary shares as capital assets within the meaning of Section 1221 of the Code. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, published positions of the U.S. Internal Revenue Service (the “IRS”), judicial decisions and other applicable authorities, all as currently in effect, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change could affect the accuracy of this discussion.
Although Theravance Biopharma does not expect to be treated as a U.S. corporation under Section 7874 of the Code, the IRS may disagree with our conclusion on this point or there could be changes to the law that could result in our being treated as a U.S. corporation. If we were treated as a U.S. corporation for U.S. federal income tax purposes, the U.S. tax consequences to holders of ordinary shares would be significantly different from the U.S. tax consequences described herein. Holders should consult their tax advisors about the U.S. tax consequences of holding ordinary shares if Theravance Biopharma were treated as a U.S. corporation. The remainder of the discussion below assumes that Theravance Biopharma is not treated as a U.S. corporation for U.S. federal tax purposes under Section 7874 of the Code. We will, from time to time, evaluate our corporate structure in light of applicable changes to tax laws. Based on such evaluation, we may choose to make changes to our corporate structure in order to respond to changing tax laws, if any.
This summary does not discuss all tax considerations that may be relevant to holders of our ordinary shares in light of their particular circumstances, nor does it address the consequences to holders of our ordinary shares subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, pension plans, partnerships (including entities treated as partnerships for U.S. federal income tax purposes) and S corporations, real estate investment trusts and regulated investment companies, financial institutions, insurance companies, dealers or traders in securities, persons who hold our ordinary shares as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment or other risk-reduction transaction for U.S. federal income tax purposes, corporations that accumulate earnings to avoid U.S. federal income tax, persons whose functional currency is not the U.S. dollar and persons who actually or constructively own 10% or more, by vote or value, of our stock. This discussion does not address any U.S. federal estate, gift or other non-income tax consequences or any state, local or non-U.S. tax consequences, or the consequences of the alternative minimum tax or the Medicare tax on net investment income.
Prospective purchasers of our ordinary shares should consult their tax advisors as to the particular tax consequences to them of the ownership and disposition of our ordinary shares.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:
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an individual who is a citizen or a resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state or the District of Columbia;

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an estate, the income of which is subject to United States federal income taxation regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) a valid election is in place under applicable Treasury Regulations for the trust to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our ordinary shares should consult its tax advisor as to the particular U.S. federal income tax consequences applicable to them.
Owning or Disposing of our Ordinary Shares
Subject to the “passive foreign investment company” (“PFIC”) rules discussed below, distributions with respect to our ordinary shares (which for these purposes will include the amount of any non-U.S. taxes withheld therefrom) should generally be includible in the gross income of a U.S. Holder on the date of receipt as foreign source dividend income to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Such distributions will not be eligible for the dividends-received deduction generally allowed to U.S. corporations. To the extent that such distributions exceed our current and accumulated earnings and profits, they will be treated first as a tax-free return of the U.S. Holder’s tax basis in ordinary shares, and then to the extent the amount of such distributions exceed the U.S. Holder’s tax basis, the excess will be treated as capital gain.
Subject to the PFIC rules discussed below, dividends paid to certain non-corporate U.S. Holders that constitute “qualified dividend income” will be taxable at the preferential rate applicable to long-term capital gains, provided that the provided that the U.S. Holder holds our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. Dividends we pay with respect to our ordinary shares generally will be qualified dividend income provided that, in the year that the U.S. Holder receives the dividend, our ordinary shares are readily tradable on an established securities market in the United States.
To the extent we pay dividends in a currency other than the U.S. dollar, the amount of any dividend paid to U.S. Holders in such currency will (subject to the PFIC rules discussed below) be includible in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the amount of such dividend is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency exchange gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency exchange gain or loss if the dividend is converted into U.S. dollars after the date of receipt. In general, foreign currency exchange gain or loss will be treated as U.S.-source ordinary gain or loss for foreign tax credit purposes.
Subject to certain limitations, including the PFIC rules discussed below, non-U.S. taxes (if any) withheld from or paid on dividend distributions generally will be eligible for credit against the U.S. Holder’s U.S. federal income taxes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The foreign tax credit rules are complex, and U.S. Holders are urged to consult their tax advisors regarding the availability of foreign tax credits in their particular circumstances.
Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize a capital gain or loss for U.S. federal income tax purposes on the sale or disposition of our ordinary shares equal to the difference between the amount realized on the sale or disposition and such U.S. Holder’s tax basis in the ordinary shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares exceeds one year as of the date of sale or disposition. Long-term capital gains of non-corporate U.S. Holders are generally taxed at preferential rates. Any gain or loss generally will be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.
Passive Foreign Investment Company Status
We were a PFIC for 2014, but we were not a PFIC from 2015 through 2020, and we do not expect to be a PFIC for the foreseeable future. For U.S. federal income tax purposes, we generally would be classified as a PFIC for any taxable year if either (i) 75% or more of our gross income (including gross income of certain 25% or more owned corporate subsidiaries) is “passive income” (as defined for such purposes) or (ii) the percentage of our assets (including the assets of certain 25% or more owned corporate subsidiaries) that produce passive income or that are held for the production of passive income (based on the average of the fair market values of the assets determined at the end of each quarterly period) is at least 50%. In addition, whether we will be a PFIC for any taxable year depends on our assets and income over the course of each such taxable year and, as a result, cannot be predicted with certainty until after the end of the year. Passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person) and certain gains. Because a company’s PFIC status depends on the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that we will not be a PFIC for any taxable year. The treatment of U.S. Holders in some cases will be materially different from that described above if, at any relevant time, Theravance Biopharma is a PFIC. If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, unless the U.S. Holder makes a mark-to-market election or QEF election (each as described below) with respect to the ordinary shares, the U.S. Holder generally will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC for future taxable years, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:
•
the excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

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the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”) will be taxable as ordinary income;

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the amount allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, as appropriate, for that year; and

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an interest charge will be imposed on the resulting tax deemed deferred with respect to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and any of our non-U.S. subsidiaries is also a PFIC, such U.S. Holder will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.
Even though we do not currently believe that we are a PFIC, we believe that we, and one of our wholly-owned subsidiaries, Theravance Biopharma R&D, Inc., was a PFIC in 2014. Any U.S. Holder who currently owns any of our ordinary shares that it held while we were or may have been a PFIC should consult its tax advisor.
As an alternative to the foregoing rules if we are classified as a PFIC, a U.S. Holder may make a mark-to-market election with respect to our ordinary shares, provided that our ordinary shares are regularly traded on a qualified exchange or other market, as defined in applicable united States Treasury Regulations. Our ordinary shares would be treated as “regularly traded” for any calendar year in which more than a de minimis quantity of the ordinary shares were traded on a qualified exchange on at least 15 days during each calendar quarter. The Nasdaq Global Market, where our ordinary shares are listed, is a qualified exchange for this purpose. If a mark-to-market election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of the ordinary shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.
Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder who makes a mark-to-market election with respect to our ordinary shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries that is classified as a PFIC.
If we are classified as a PFIC, a U.S. Holder of ordinary shares in a PFIC may instead make a qualified electing fund election (“QEF election”), with respect to our ordinary shares. A U.S. Holder who makes a timely QEF election with respect to our ordinary shares must report for U.S. federal income tax purposes its pro rata share of our ordinary earnings and net capital gain, if any, for each taxable year for which we are a PFIC that ends with or within such U.S. Holder’s taxable year, regardless of whether or not they receive any distributions on the ordinary shares that they own. No portion of any such inclusions of ordinary earnings would be eligible to be treated as “qualified dividend income.” For a non-corporate U.S. Holder, any such net capital gain inclusions would be eligible for taxation at the preferential capital gains tax rates. A U.S. Holder’s adjusted tax basis in our ordinary shares would be increased to reflect any taxed but undistributed earnings and profits. Any distribution of earnings and profits that had been previously taxed would not be taxed again when a U.S. Holder receives such distribution, but would result in a corresponding reduction in the adjusted tax basis in our ordinary shares. A U.S. Holder would not, however, be entitled to a deduction for their pro rata share of any losses a PFIC incurs with respect to any year. A U.S. Holder generally would recognize capital gain or loss on the sale, exchange or other disposition of our ordinary shares. A U.S. Holder may make a timely QEF election with respect to our ordinary shares by filing IRS Form 8621 with its U.S. federal income tax return for the first year in which we are a PFIC and such U.S. Holder holds our ordinary shares. If we are a PFIC for any taxable year, we will make available to U.S. Holders the necessary information in order to make a QEF election as described above.
Dividends that we pay on our ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, such U.S. Holder must file an annual report with the IRS, subject to certain limited exceptions. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of owning and disposing our ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election or a qualified electing fund election with respect to us and with respect to its indirect interests in Theravance Biopharma R&D, Inc.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless the U.S. Holder is a corporation or other “exempt recipient.” Backup withholding (currently at a 24% rate) may apply to such payments if a holder of our ordinary shares fails to provide a correct taxpayer identification number or other certification that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will generally be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
Certain U.S. Holders are required to report information relating to an interest in our ordinary shares, subject to exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in our ordinary shares. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of our ordinary shares.

MATERIAL IRISH TAX CONSIDERATIONS FOR HOLDERS OF ORDINARY SHARES
We became an Irish tax resident effective July 1, 2015, though we remain incorporated in the Cayman Islands. The following is a discussion of certain Irish tax considerations with respect to the ownership and disposition of our ordinary shares applicable to investors who acquire such shares in this offering.
The following considerations are based on the laws and practice of the Irish Revenue Commissioners currently in force in Ireland and may be subject to change. It deals with holders who beneficially own our ordinary shares as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding our ordinary shares, such as dealers in securities, trusts, etc. the summary does not constitute legal or tax advice.
Irish Stamp Duty
No Irish stamp duty will be payable in respect of the issue of any shares forming part of this offering. No Irish stamp duty will be payable in respect of a sale of our ordinary shares after this offering unless such sale relates to shares in an Irish incorporated company or Irish land or mineral rights. Currently the Company is incorporated in the Cayman Islands and is only an Irish tax resident.
Irish Tax on Capital Gains on a disposition of our ordinary shares
A liability to Irish tax on capital gains on a disposition of our ordinary shares depends on the individual circumstances of each shareholder.
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Non-Irish resident / ordinarily resident shareholders. Shareholders should not be subject to Irish tax on capital gains on a disposal of our ordinary shares if such holders are neither resident nor ordinarily resident in Ireland and do not hold such shares in connection with a trade carried on by such holder in Ireland through a branch or agency.

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Irish resident shareholders. Shareholders who are resident or ordinarily resident in Ireland for tax purposes, or corporate shareholders who hold their shares in connection with a trade carried on by such holder in Ireland through a branch or agency may be subject to Irish tax on capital gains at the rate of 33% if they dispose of our ordinary shares. Shareholders falling into this category should consult their own tax advisors as to the tax consequences of such a disposal.

Dividends
We do not currently intend to pay dividends to our shareholders. A payment of a dividend by an Irish resident entity is subject to dividend withholding tax at the current rate of 25%, however a number of exemptions apply (subject to the completion of the appropriate declarations) including exemptions for dividends paid to:
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an individual shareholder (not being a company) who is neither resident nor ordinarily resident in Ireland and who is resident for tax purposes in a Relevant Territory (as described below);

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a corporate shareholder which is not resident for tax purposes in Ireland and which is resident for tax purposes in a Relevant Territory provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

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a corporate shareholder which is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a Relevant Territory;

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a corporate shareholder which is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75% parent) is substantially and regularly traded on a recognized stock exchange either in a Relevant Territory, Ireland or on such other stock exchange approved by the Minister for Finance; or

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a corporate shareholder which is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a Relevant Territory, Ireland or on such other stock exchange approved by the Minister for Finance.

In this context, Relevant Territory means (i) a Member State of the European Union (other than Ireland) or (ii) a country with which Ireland has a tax treaty in force by virtue of section 826(1) of the Taxes Consolidation Act 1997 (“TCA”) or (iii) a country with which Ireland has a tax treaty that is signed and which will come into force once all the ratification procedures set out in section 826(1) TCA have been completed.
Capital Acquisitions Tax
A gift or inheritance comprising of our ordinary shares will be within the charge to capital acquisitions tax (which, subject to available exemptions and reliefs, is currently levied at 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if our ordinary shares are regarded as property situate in Ireland (e.g. if the share register is located in Ireland).

MATERIAL CAYMAN ISLANDS TAX CONSIDERATIONS
Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling our ordinary shares under the laws of their country of citizenship, residence or domicile.
Cayman Islands Taxation
The following is a discussion of certain Cayman Islands income tax consequences of an investment in the ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of the ordinary shares or on an instrument of transfer in respect of an ordinary share.
We have received on May 20, 2014 an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concession Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of ours or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our members or a payment of principal or interest or other sums due under a debenture or other obligation of ours.

UNDERWRITING
SVB Leerink LLC, Evercore Group L.L.C. and Credit Suisse Securities (USA) LLC are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of ordinary shares set forth opposite its name below.
Underwriter	Number of Ordinary Shares
SVB Leerink LLC	2,680,000
Evercore Group L.L.C.	2,345,000
Credit Suisse Securities (USA) LLC	1,340,000
H.C. Wainwright & Co., LLC	335,000
Total	6,700,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discounts and Commissions
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.54 per share. After the initial offering of the shares, the public offering price, concession or any other term of this offering may be changed by the representatives.
The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional ordinary shares.
		Total
	Per Ordinary Share	No Exercise	Full Exercise
Public offering price	$15.00	$100,500,000	$115,575,000
Underwriting discounts and commissions	$0.90	$6,030,000	$6,934,500
Proceeds, before expenses, to us	$14.10	$94,470,000	$108,640,500
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $450,000. We also have agreed to reimburse the underwriters for up to $40,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,005,000 additional shares at the public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We, our executive officers and directors have agreed not to sell or transfer any ordinary shares or securities convertible into or exchangeable or exercisable for ordinary shares, for 90 days after the date of this prospectus supplement without first obtaining the written consent of SVB Leerink LLC and Evercore Group L.L.C. on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
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offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares;

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file any registration statement with the Commission relating to the offering of ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares; or

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enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares.

The lock-up provisions apply to ordinary shares and to securities convertible into or exchangeable or exercisable for ordinary shares. They also apply to ordinary shares owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.
The restrictions described above do not apply to us with respect to:
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the issuance of the ordinary shares offered by this prospectus supplement;

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our ordinary shares issued pursuant to outstanding options, restricted share units or other rights under our equity incentive plans existing on the date of this prospectus supplement;

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options, restricted share awards or restricted share units granted under our equity incentive plans existing on the date of this prospectus supplement, provided that such awards shall not vest or become exercisable prior to the expiration of the lock-up period;

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our ordinary shares issued upon the exercise of any other option or warrant, settlement of a restricted share unit or the conversion of a security outstanding on the date of this prospectus supplement;

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ordinary shares issued pursuant to our employee share purchase plan; or

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ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares issued in connection with any joint venture, marketing or distribution arrangement, collaboration agreement, intellectual property license agreement, co-development agreement, acquisition by us or any of our subsidiaries of any business, property or other assets (whether by means of a merger, stock purchase, asset purchase or otherwise) or other strategic transaction, provided that the aggregate number of ordinary shares that we may issue or sell or agree to issue or sell pursuant to this clause shall not exceed 5.0% of the total number of outstanding ordinary shares immediately following the completion of the offering contemplated by this prospectus supplement and that the recipient of any such ordinary shares shall agree in writing to be bound by the lock-up restrictions described above.

In addition, such restrictions do not apply to our executive officers and directors with respect to:
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transfers by bona fide gift, or to any trust for the direct or indirect benefit of the lockup signatory or an immediate family member, provided that, in each case, the transferee or donee agrees in writing to be bound by the lock-up restrictions described above, no filing under the Exchange Act is required or voluntarily made during the lock-up period (other than a Form 5 made after the expiration of the lock-up period) and no public announcement of such transfer is otherwise made;

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the sale of our ordinary shares pursuant to a 10b5-1 trading plan that was entered into by the signatory prior to the date of the lockup agreement;

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transfers to any wholly-owned subsidiary of the lockup signatory; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares subject to the lock-up restrictions described above and there shall be no further transfer of such shares except in accordance with the lock-up restrictions described above, and provided further that any such transfer shall not involve a disposition for value;

•
the establishment of a new trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act, provided that such plan does not permit transfers or sales of our ordinary shares during the lock-up period and no public announcement or filing under the Exchange Act regarding the establishment of such plan is required or voluntarily made; or

•
the surrender of ordinary shares to us or the sale of ordinary shares upon the vesting or settlement of any restricted share unit or restricted share award held by the lockup signatory, provided that such surrender or sale is solely for the purpose of covering such lockup signatory’s tax withholding liability in connection with the vesting or settlement of such award pursuant to a share withholding program or arrangement to provide for sales to cover such tax withholding liability approved by our board of directors or our compensation committee prior to the date of this prospectus supplement.

Nasdaq Global Market Listing
Our ordinary shares are listed on The Nasdaq Global Market under the symbol “TBPH.”
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the representatives may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the closing of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any shares at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom
In relation to the United Kingdom, no shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of the shares shall require the Issuer or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, this prospectus is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, persons who are outside the United Kingdom or persons in the United Kingdom (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the ordinary shares offered hereby will be passed upon for us by Maples and Calder (Cayman) LLP, Cayman Islands. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California is also acting as counsel to Theravance. Davis Polk & Wardwell LLP, Menlo Park, California, is acting as counsel to the underwriters in connection with this offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act using an automatic shelf registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our ordinary shares. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement and the other documents we file with the SEC, including exhibits, are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Certain information filed by us with the SEC is also available on our website http://investor.theravance.com. The information on our website and the SEC’s website is not part of this prospectus supplement, and any references to these websites or any other website are inactive textual references only.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.
We incorporate by reference the documents listed below (except the information contained in such documents to the extent “furnished” and not “filed”) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except the information contained in such documents to the extent “furnished” and not “filed”):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021;

•
the information in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 22, 2021, to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 6, 2021;

•
the description of our ordinary shares contained in our Registration Statement No. 001-36033 on Form 10, which became effective on May 14, 2014, including any amendment or report filed for the purpose of updating such description; and

•
our Current Reports on Form 8-K, filed with the SEC on March 16, 2021, March 31, 2021 and April 28, 2021.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 808-6000 or by writing to us at the following address:
Theravance Biopharma, Inc.
c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080
Attn: Investor Relations
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for the purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement (or in any document incorporated by reference therein) or the accompanying prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

THERAVANCE BIOPHARMA, INC.

Debt Securities
Ordinary Shares
Purchase Contracts
Purchase Units
Warrants

We or selling securityholders may, from time to time, offer and sell the securities identified above in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.
We may, and any selling securityholders may, offer these securities independently or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.
Our ordinary shares are traded on The Nasdaq Global Market under the symbol “TBPH.” On November 27, 2019, the last reported sale price of our ordinary shares on The Nasdaq Global Market was $21.15 per share. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision.
Investing in our securities involves risks. See the section entitled “Risk Factors” on page 1 of this prospectus and included in or incorporated by reference into any accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2019.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we or selling securityholders may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we or any selling securityholder sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.
Unless the context otherwise requires, references in this prospectus to “Theravance,” “we,” “us” and “our” refer to Theravance Biopharma, Inc.
RISK FACTORS
Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” included in or incorporated by reference into the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing in or incorporated by reference into this prospectus, including the risk factors incorporated by reference to our most recent Annual Reports on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
THERAVANCE
Theravance is a diversified biopharmaceutical company primarily focused on the discovery, development and commercialization of organ-selective medicines. Our purpose is to create transformational medicines to improve the lives of patients suffering from serious illnesses. Our research is focused in the areas of inflammation and immunology.
Theravance Biopharma was incorporated in the Cayman Islands in July 2013 under the name Theravance Biopharma, Inc. Our corporate address in the Cayman Islands and principal executive office is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the address of our wholly-owned US operating subsidiary Theravance Biopharma US, Inc. is 901 Gateway Boulevard, South San Francisco, California 94080. While Theravance Biopharma is incorporated under Cayman Island law, the Company became an Irish tax resident effective July 1, 2015. The address of our wholly-owned Irish operating subsidiary, Theravance Biopharma Ireland Limited, is Connaught House, Burlington Road, Dublin 4, Ireland.
FORWARD-LOOKING STATEMENTS
When used in this prospectus and the documents incorporated by reference, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. These risks and uncertainties are described in greater detail in the sections titled “Risk

Factors” in the documents incorporated by reference and also in any prospectus supplement under the sections titled “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the in other sections of the documents we incorporate by reference into this prospectus or in any prospectus supplement.
These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC that are incorporated by reference.
USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, research activities, preclinical and clinical development of product candidates, manufacture of pre-clinical, clinical and commercial drug supplies, selling and marketing expenses, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds for acquisitions of technology or drug candidates for research and development and other general corporate purposes. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities. Unless otherwise stated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of securities by any selling securityholders.
DESCRIPTION OF DEBT SECURITIES
The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that will contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued and the form of debt securities. Such indenture may be supplemented from time to time. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.
We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us, and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, guarantees, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the form of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series will change and supplement the summary below.
Existing Indebtedness
On November 2, 2016, we sold $200 million aggregate principal amount of our 3.250% convertible senior notes due 2023 (the “Notes”). We issued the Notes under an indenture dated as of November 2, 2016 (the “Base Indenture”), between us and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of November 2, 2016, between us and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).
The Notes bear interest at a rate of 3.250% per year, payable semi-annually in arrears, on November 1 and May 1 of each year, commencing on May 1, 2017. The Notes are senior unsecured obligations of the Company and rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.
The Notes will mature on November 1, 2023 (the “Maturity Date”), unless earlier redeemed or repurchased by the Company or converted. Holders of the Notes may convert their notes into Ordinary Shares at an initial conversion rate of 29.0276 shares for each $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $34.45 per share), subject to adjustment, in certain circumstances (including upon the occurrence of a fundamental change (as defined in the Indenture)), at any time prior to the close of business on the second business day immediately preceding the Maturity Date.
Upon the occurrence of a fundamental change involving the Company, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The Indenture contains customary terms and covenants and events of default. The Notes are not redeemable at the Company’s option prior to maturity except in connection with certain changes in tax laws.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement relating to such series, including any pricing supplement or term sheet. We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:
•
the title and authorized denominations of those debt securities;

•
the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•
the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of that series of debt securities;

•
the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•
the interest rate or rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable or the method by which such dates are to be determined;

•
the right, if any, to extend the interest payment periods and the duration of the extensions;

•
whether debt securities are guaranteed and the terms of such guarantees, including events of default or covenants with respect to such guarantees;

•
if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•
the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•
the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•
our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•
the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•
the denominations in which those debt securities will be issuable;

•
if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations or how this portion will be determined;

•
whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•
if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

•
if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•
any provisions granting special rights to the holders of debt securities upon the occurrence of specified events;

•
the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•
conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•
whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•
the nature and terms of any security for any secured debt securities;

•
the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•
any other specific terms of any debt securities or guarantees.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
•
the conversion or exchange ratio (or the calculation method);

•
the conversion or exchange period (or how the period will be determined);

•
provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•
events requiring adjustment to the conversion or exchange ratio; and

•
provisions affecting conversion or exchange in the event of our redemption of the debt securities.

These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Consolidation, Merger or Sale
We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the continuing company or unless the successor entity or person to which our assets are transferred or leased is organized under the laws of the Cayman Islands or the United States, any state of the United States or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities and the performance of every covenant and obligation in the indenture to be performed by us. In addition, we cannot complete such a transaction unless after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or passage of time, would become an event of default under the indenture, has occurred and is continuing. When the successor entity or person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
The indenture provides that the following will be “events of default” with respect to any series of debt securities:
•
failure to pay interest for 30 days after the date payment is due and payable; provided, however, that a valid extension of the interest payment period in accordance with the indenture will not constitute a failure to pay interest;

•
failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•
failure to perform other covenants contained in the indenture for the benefit of the debt securities for 75 days after notice is given by the holders of at least 25% in principal amount of the outstanding debt securities of that series to the trustee or by the trustee as specified in the indenture;

•
certain events in bankruptcy, insolvency or reorganization relating to us; or

•
any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.
The indenture provides that if an event of default specified in the first, second or fourth bullets above occurs and is continuing, either the trustee by written notice to us or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by written notice to the trustee may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the third bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.
The indenture provides that if an event of default specified in the fourth bullet above occurs and is continuing, the payment of any compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and any other amounts due to the trustee pursuant to the indenture that is unpaid for any reason shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, liquidation or under any plan of reorganization or arrangement or otherwise. The trustee may, on behalf of the holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditor’s committee or other similar committee.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:
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the holder has previously given to the trustee written notice of default and continuance of such default;

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the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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the requesting holders have offered the trustee security or indemnity satisfactory to the trustee against the losses, expenses and liabilities that may be incurred by bringing the action;

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the trustee has not instituted the action within 60 days of the request and offer of security or indemnity; and

•
the trustee has not received inconsistent direction during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Discharge, Defeasance and Covenant Defeasance
We can discharge or decrease our obligations under the indenture as stated below.
We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized investment bank, appraisal firm or firm of independent public accountants if government obligations are delivered to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:
•
we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized investment bank, appraisal firm or firm of independent public accountants if government obligations are delivered to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and
•
we deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.
Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:
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evidence the assumption by a successor entity of our obligations;

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add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

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add any additional events of default;

•
cure any ambiguity or omission or correct any inconsistency or defect in the indenture;

•
add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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add guarantees or guarantors of or secure any debt securities;

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establish the forms or terms of debt securities of any series, including the terms of any guarantee of such debt securities;

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evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•
make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification in any material respect.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture, any subsidiary guarantee or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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extend the final maturity of any debt security;

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reduce the principal amount or premium, if any;

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reduce the rate or extend the time of payment of interest;

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reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

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change the currency in which the principal, and any premium or interest, is payable;

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impair the right to institute suit for the enforcement of any payment on any debt security when due;

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change the ranking of any debt security;

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if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:
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a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

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a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in the continental United States.
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
If the trustee becomes a creditor of ours, the indenture places limitations in the Trust Indenture Act on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest, as defined in the Trust Indenture Act, relating to any duties concerning the debt securities, however, it must eliminate the conflict, apply to the SEC to continue pursuant to the Trust Indenture Act or resign as trustee.
No Individual Liability of Incorporators, Shareholders, Officers or Directors
The indenture provides that no past, present or future director, officer, shareholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law; Jury Trial Waiver
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The indenture provides that we, any guarantors and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt security or any transaction contemplated thereby.
DESCRIPTION OF SHARE CAPITAL
The following description summarizes the most important terms of our share capital. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated memorandum and articles of association, a copy of which has been filed with the SEC, and the applicable provisions of the Companies Law, 2016 Revision, as amended (the “Companies Law”).
General
As of the date of this registration statement, we are authorized to issue 200,000,000 ordinary shares, par value $0.00001 per share, and 230,000 preferred shares, par value $0.00001 per share. As of November 12, 2019, there were 56,762,307 ordinary shares outstanding, held of record by 67 shareholders, although we believe that there may be a significantly larger number of beneficial owners of our ordinary shares.
Meetings of Shareholders
Subject to our regulatory requirements, an annual general meeting and any extraordinary general meeting shall be called by not less than ten days’ nor more than 60 days’ notice. Notice of every general meeting will be given to all of our shareholders, our directors and our principal external auditors. Extraordinary general meetings may be called only by the chairman of our board of directors, the chief executive officer or a majority of our board of directors, and may not be called by any other person.
Alternatively, subject to applicable regulatory requirements, a meeting will be deemed to have been duly called if it is so agreed (i) in the case of a meeting called as an annual general meeting, by all of our shareholders (or their proxies) entitled to attend and vote at the meeting, or (ii) in the case of an extraordinary meeting, by a majority in number of our shareholders (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than 95% of the voting shares.
At any general meeting, shareholders entitled to vote and present in person or by proxy that represent not less than a majority of our issued and outstanding voting shares will constitute a quorum. No business may be transacted at any general meeting unless a quorum is present at the commencement of business.
A corporation being a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present in person if represented by its duly authorized representative being the person appointed by resolution of the directors or other governing body of such corporation to act as its representative at the relevant general meeting or at any relevant general meeting of any class of our shareholders. Such duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder.
The quorum for a separate general meeting of the holders of a separate class of shares is described in “Modification of Rights” below.
Voting Rights Attaching to the Shares
Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote per ordinary share. The holders of preferred shares shall have limited voting rights as set out in our amended and restated memorandum and articles of association.

No shareholder shall be entitled to vote or be deemed to be part of a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting and all calls or installments due by such shareholder to us, if any, have been paid.
If a clearing house or depository (or its nominee(s)) is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders, provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the recognized clearing house or depositary (or its nominee(s)) as if such person was the registered holder of our shares held by that clearing house or depositary (or its nominee(s)), including the right to vote individually on a show of hands.
While there is nothing under the laws of the Cayman Islands that specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, unlike the requirement under Delaware law that cumulative voting for the election of directors is permitted only if expressly authorized in the certificate of incorporation, it is not a concept that is accepted as a common practice in the Cayman Islands, and we have made no provisions in our amended and restated memorandum and articles of association to allow cumulative voting for such elections.
Protection of Minority Shareholders
The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.
Any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up.
Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our amended and restated memorandum and articles of association.
Our Cayman Islands counsel, Maples and Calder, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the company’s officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against the company where the individual rights of that shareholder have been infringed or are about to be infringed.
Pre-emption Rights
There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.
Liquidation Rights
Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (i) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (ii) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.
If we are wound up, the liquidator may with the sanction of an ordinary resolution and any other sanction required by the Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of assets of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any assets to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of an ordinary resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.
Modification of Rights
Except with respect to share capital (as described below), alterations to our amended and restated memorandum and articles of association may only be made by special resolution of no less than two-thirds of votes cast at a meeting of our shareholders at which a quorum is present.
Subject to the Companies Law and our amended and restated memorandum and articles of association, all or any of the special rights attached to shares of any class (unless otherwise provided for by the terms of issue of the shares of that class) may be varied, modified or abrogated with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast passed at a separate meeting of the holders of the shares of that class at which a quorum is present. The provisions of our amended and restated memorandum and articles of association relating to general meetings shall apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be a person or persons together holding (or represented by proxy) not less than a majority in par value of the issued shares of that class, every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and that any holder of shares of that class present in person or by proxy may demand a poll.
The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares that rank higher in priority or with the same rights and privileges.
Alteration of Capital
We may from time to time by ordinary resolution:
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increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

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consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

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cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled, subject to the provisions of the Companies Law;

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subdivide our shares or any of them into shares of a smaller amount than is fixed by our amended and restated memorandum and articles of association, subject to the Companies Law; and

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divide shares into several classes.

We may, by special resolution, subject to any confirmation or consent required by the Companies Law, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Transfer of Shares
Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or a portion of their shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq Global Market or in any other form which our directors may approve.
Our directors may, in their absolute discretion, decline to register any transfer of shares, subject to any applicable requirements imposed from time to time by the Securities and Exchange Commission, the Nasdaq Global Market or any recognized stock exchange on which our securities are listed. If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that registration shall not be suspended for more than forty-five days in any year.
Share Repurchase
We are empowered by the Companies Law and our amended and restated memorandum and articles of association to purchase our own shares, subject to certain restrictions. Our directors may only exercise this power on our behalf, subject to the Companies Law, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Securities and Exchange Commission, the Nasdaq Global Market or any recognized stock exchange on which our securities are listed.
Dividends
Subject to the Companies Law, we may declare dividends in any currency to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits that our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law.
Registration Rights Agreement
Ordinary shares issued to GlaxoSmithKline plc (together with its affiliates, “GSK”) are entitled to the rights set forth in the Registration Rights Agreement by and between GSK and us, dated March 3, 2014 (the “Registration Rights Agreement”). The rights under the Registration Rights Agreement will expire on December 31, 2024, or if GSK or its permitted assigns each hold one and a half percent or less of our then outstanding ordinary shares, if each such holder can sell its shares in a single transaction pursuant to Rule 144 under the Securities Act of 1933 (the “Securities Act”).
Demand Registration Rights
Under the Registration Rights Agreement, GSK and its permitted assigns have the right to require that we register their ordinary shares, provided such demand comes from holders of at least 50% of the aggregate shares held by GSK and its permitted assigns and such registration relates to ordinary shares having an anticipated aggregate offering price of $10 million. We are only obligated to effect one registration in response to these demand registration rights (subject to certain exceptions). We may postpone the filing of a registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our shareholders or us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with these demand registration rights.
Piggyback Registration Rights
If we register any securities for public sale, under the Registration Rights Agreement GSK has the right to include its shares in the registration, subject to specified exceptions. The underwriters of any underwritten offering have the right to limit the number of shares registered by GSK and its permitted assigns (but to no less than 25% of the shares to be registered in such registration) due to marketing reasons. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with these piggyback registration rights.
S-3 Registration Rights
While we are eligible to file a registration statement on Form S-3, under the Registration Rights Agreement GSK and its permitted assigns can request that we register their shares, provided that such registration request is made by holders of not less than 10% in aggregate of GSK’s and its permitted assigns shares and the total price of the ordinary shares offered to the public is at least $10 million. GSK and its permitted assigns may only require us to file two Form S-3 registration statements in any 12-month period. We may postpone the filing of a Form S-3 registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our shareholders or us. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with these S-3 registration rights.
Rights Agreement
Under our rights agreement, each ordinary share has associated with it one preferred share purchase right. Each of these rights entitles its holder to purchase, at a price of $225.00 for each, one one-thousandth of a share of Series A junior participating preferred, (each subject to adjustment) under circumstances provided for in the rights agreement. The purpose of our rights agreement is to:
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give our board of directors the opportunity to negotiate with any persons seeking to obtain control of us;

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deter acquisitions of voting control of us without assurance of fair and equal treatment of all of our shareholders; and

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prevent a person from acquiring in the market a sufficient amount of voting power over us to be in a position to block an action sought to be taken by our shareholders.

The exercise of the rights under our rights agreement would cause substantial dilution to a person attempting to acquire us on terms not approved by our board of directors, and therefore would significantly increase the price that such person would have to pay to complete the acquisition. Our rights agreement may deter a potential acquisition or tender offer. Until a “distribution date” occurs, the rights will:
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not be exercisable;

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be represented in the same book-entry form or by the same certificate that represents the shares with which the rights are associated; and

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trade together with those shares.

The rights will expire at the close of business on May 24, 2024, unless earlier redeemed or exchanged by us. Following a “distribution date,” the rights would become exercisable and we would issue separate certificates representing the rights, which would trade separately from our ordinary shares. A “distribution date” would occur upon the earlier of:
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ten business days after a public announcement that the person has become an “acquiring person;” or

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ten business days (or such later date as may be determined by action of the board of directors prior to such time as any person or group of affiliated persons becomes an “acquiring person”) after the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 19.9% or more of the outstanding ordinary shares.

A holder of rights will not, as such, have any rights as a shareholder, including the right to vote or receive dividends.

Under our rights agreement, a person becomes an “acquiring person” if the person, alone or together with a group, acquires beneficial ownership of 19.9% or more of our outstanding ordinary shares. In addition, an “acquiring person” shall not include us, any of our subsidiaries, or any of our employee benefit plans or any person or entity acting pursuant to such employee benefit plans. Our rights agreement also contains provisions designed to prevent the inadvertent triggering of the rights by institutional or certain other shareholders.
If any person becomes an acquiring person, each holder of a right, other than the acquiring person, will be entitled to purchase, at the purchase price, a number of our ordinary shares having a market value of two times the purchase price. If, following a public announcement that a person has become an acquiring person:
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we merge or enter into any similar business combination transaction and we are not the surviving corporation; or

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50% or more of our assets, cash flow or earning power is sold or transferred,

each holder of a right, other than the acquiring person, will be entitled to purchase a number of ordinary shares of the surviving entity having a market value of two times the purchase price.
After a person becomes an acquiring person, but prior to such person acquiring 50% of our outstanding ordinary shares, our board of directors may exchange each right, other than rights owned by the acquiring person, for
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one ordinary share;

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one one-thousandth of a share of our Series A junior preferred share; or

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a fractional share of another series of preferred share having equivalent value.

At any time until a person has become an acquiring person, our board of directors may redeem all of the rights at a redemption price of $0.01 per right. On the redemption date, the rights will expire and the only entitlement of the holders of rights will be to receive the redemption price.
For so long as the rights are redeemable, our board of directors may amend any provisions in the rights agreement without shareholder consent. After the rights are no longer redeemable, our board of directors may only amend the rights agreement without shareholder consent if such amendment would not adversely affect the interests of the holders of rights. Despite the foregoing, at no time may the redemption price of the rights be amended or changed.
The adoption of the rights agreement and the distribution of the rights should not be taxable to our shareholders or us. Our shareholders may recognize taxable income when the rights become exercisable in accordance with the rights agreement.
Differences in Corporate Law
The Companies Law is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements
The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.
For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company and such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.
Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number representing 75% in value of each class of shareholders and creditors with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:
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we are not proposing to act illegally or ultra vires and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of at least 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.
If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of U.S. corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of their shares.
Shareholders’ Suits
We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws and regulations. Our Cayman Islands counsel, Maples and Calder, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the company’s officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against the company where the individual rights of that shareholder have been infringed or are about to be infringed.
Corporate Governance
Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe fiduciary duties to the companies for which they serve. Under our amended and restated memorandum and articles of association, subject to any separate requirement for audit committee approval under the applicable rules of the Nasdaq Global Market or unless disqualified by the chairman of the relevant board meeting, so long as a director discloses the nature of his interest in any contract or arrangement which he is interested in, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.
Board of Directors
We are managed by our board of directors. Our amended and restated memorandum and articles of association will provide that the number of our directors will be fixed from time to time by our board of directors but may not consist of less than three or more than 15 directors. Our board of directors is currently comprised of eleven members who are divided into three classes with staggered three-year terms. Each director holds office until the expiration of his or her term in accordance with the terms of our amended and restated memorandum and articles of association, until his or her successor has been duly elected and qualified or until his or her death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management. Our directors may only be removed for cause by special resolution passed by not less than two-thirds of votes cast by our shareholders. Any vacancies on our board of directors or additions to the existing board of directors can only be filled by the affirmative vote of a simple majority of the remaining directors, although this may be less than a quorum. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Any director so appointed by the board of directors shall hold office only for the remaining term of the class of director which he or she replaces and shall then be eligible for re-election. Our directors are not required to hold any of our shares to be qualified to serve on our board of directors.
Meetings of our board of directors may be convened at any time deemed necessary by our secretary on request of the chairman of our board of directors, our chief executive officer, if not the chairman of our board of directors, or a majority of our board of directors. Advance notice of a meeting is not required if each director entitled to attend consents to the holding of such meeting.
Issuance of Additional Ordinary Shares or Preferred Shares
Our amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent available, authorized but unissued shares. The issuance of additional ordinary shares may, subject to applicable law, be used as an anti-takeover device without further action on the part of our shareholders. Such issuance may dilute the voting power of existing holders of ordinary shares.
Our board of directors may authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by applicable law. The resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by applicable law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series. Additionally, the issuance of preference shares may have the effect of decreasing the market price of the ordinary shares and may adversely affect the voting and other rights of the holders of ordinary shares.
Our board of directors may issue series of preferred shares without action by our shareholders to the extent authorized but unissued. Accordingly, the issuance of preferred shares may adversely affect the enjoyment of the rights of the holders of our ordinary shares. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of our shareholders, subject to applicable law. Issuance of preferred shares may dilute the voting power of holders of ordinary shares.
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of our ordinary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per ordinary share and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in:
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debt securities;

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debt obligations of third parties, including U.S. treasury securities; or

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any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the ordinary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.
The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, or ordinary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:
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the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, terms and number of ordinary shares or principal amount of debt securities purchasable upon exercise of the warrants;

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the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

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the date, if any, on and after which the warrants and the related debt securities or ordinary shares will be separately transferable;

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the price at which each debt security or ordinary share purchasable upon exercise of the warrants may be purchased or the manner of determining such price;

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the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

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the minimum or maximum amount of the warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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a discussion of certain federal income tax considerations; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
FORMS OF SECURITIES
Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the registered debt securities, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security:
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will not be entitled to have the securities represented by the registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the securities in definitive form; and

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will not be considered the owners or holders of the securities under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal, premium, if any, and interest, if any, on debt securities, and any payments to holders with respect to warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
PLAN OF DISTRIBUTION
We or any selling securityholder may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of the securities and the proceeds to us or any selling securityholder from the sale;

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any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at the market offering, a rights offering, forward contracts or similar arrangements. In addition, we or any selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling securityholder or borrowed from us or any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or any selling securityholder pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us or any selling securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.
Our ordinary shares are currently listed on The Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Maples and Calder, Cayman Islands. Additional legal matters will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. Any underwriters, dealers or agents, will be represented by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.
INFORMATION INCORPORATED BY REFERENCE
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019;

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the information in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 20, 2019, to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 10, 2019, August 5, 2019 and November 8, 2019, respectively;

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our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on January 3, 2019, January 7, 2019, March 1, 2019, May 1, 2019, June 4, 2019 and September 30, 2019; and

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the description of our ordinary shares contained in our Registration Statement No. 001-36033 on Form 10, which became effective on May 14, 2014, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the filing date of the registration statement of which this prospectus is a part, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Theravance Biopharma US, Inc., 901 Gateway Boulevard, South San Francisco, California 94080, (650) 808-6000. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

6,700,000 Ordinary Shares

SVB LeerinkEvercoreCredit Suisse
H.C. Wainwright & Co.
PROSPECTUS SUPPLEMENT

June 24, 2021